Exhibit 99.1

Media Contacts:

Telkonet Investor Relations

414.721.7988
ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet Reports First Quarter 2020 Financial Results

Teleconference and Webcast to be Held Today at 4:30 P.M. EST

WAUKESHA, WI – May 15, 2020 -- Telkonet, Inc. (OTCQB: TKOI), (the “Company”, “Telkonet”), developer of the EcoSmart Platform of intelligent automation designed to optimize occupancy comfort, energy management and operational efficiencies for living environments, announces financial results for the quarter ended March 31, 2020. Management will host a teleconference at 4:30pm ET today to discuss these results with the financial community.

“Telkonet’s 2020 first quarter began strong based on activities carried over from the prior year and our continued channel activities,” stated Jason Tienor, Telkonet’s Chief Executive Officer. “However due to certain non-repeatable revenues in 2019, coupled with headwinds encountered during the second half of the quarter resulting from the emerging COVID-19 pandemic and the effect of associated responses, we recognized a decrease in revenues over the previous year period. Our current operational activities are designed to maximize efficiencies during the COVID-19 pandemic while staging the Company for rapid growth during the recovery cycle.”

Operational Summary:

For the three-month period ended March 31, 2020:

•	Product revenues derived from value-added resellers and distribution partners were $1.1 million, a decrease of 48% compared to the prior year period.
•	Gross profit percentage increased 9% to 45% compared to the prior year period.
•	Import tariffs’ impact on gross profits as a percentage of revenue decreased 6% to 3% compared to the prior year period.
•	Operating losses were $0.64 million for the quarter, an improvement of 24% compared to the prior year period.
•	Awarded multi-phased hospitality project in Las Vegas, NV.
•	Recognized significant growth through strategic technology distribution partnership with one of Telkonet’s largest channel partners.

“Our current focus on cost containment while strategically improving operational resources and improving market awareness and communication has begun to show demonstrable results in customer communication, increased response rates and numerous other key performance indicators,” continued Tienor. “Our early 2020 results demonstrated strength in Telkonet’s core business that we believe will carry into an economic recovery.”

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Financial Results Summary

For the three-month period ended March 31, 2020:

Revenue: Total revenue decreased $0.96 million to $1.8 million compared to $2.8 million for the comparable period in 2019.

Product Revenue: Product revenue, which principally arises from the sales and installation of our EcoSmart energy management platform, decreased $0.98 million to $1.6 million compared to $2.6 million for the comparable period in 2019.

Recurring Revenue: Recurring revenue, which principally arises from call center support services, increased $0.02 million to $0.19 million compared to $0.18 for the comparable period in 2019.

Gross Profit: Gross profit decreased $0.17 million to $0.81 million compared to $0.99 million for the comparable period in 2019.

Net Loss: A net loss of $0.65 million was incurred compared to a net loss of $0.85 million for the comparable period in 2019.

Teleconference

Date: Friday, May 15, 2020

Time: 4:30 pm ET (3:30 pm CT, 1:30 pm PT)

Investor Dial-In (Toll Free US & Canada): 877-407-9171

Investor Dial-In (International): 201-493-6757

A replay of the teleconference will be available until May 29, 2020, which can be accessed by dialing (877) 660-6853 if calling within the US & Canada or (201) 612-7415, if calling internationally. Please enter conference ID# 13649459 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), operating income (loss), or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the years ended December 31, 2019 and 2018, the Company excluded items in the following general category described below:

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•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous period.

Adjusted EBITDA and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

ABOUT TELKONET

Telkonet, Inc. (OTCQB: TKOI) provides innovative intelligent automation platforms at the forefront of the Internet of Things (IoT) space. Helping commercial audiences better manage operational costs, the Company’s EcoSmart intelligent automation platform is supported by a full-suite of IoT-connected devices that provide in-depth energy usage information and analysis, allowing building operators to reduce energy expenses. Vertical markets that benefit from EcoSmart products include hospitality, education, military, government, healthcare and multiple dwelling housing. Telkonet was founded in 1977 and is based in Waukesha, WI. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet’s developments, sign up for our email alerts HERE.www.telkonet.com

FORWARD LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company’s ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company’s financial results, can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its Reports on Forms 8-K filed with the Securities and Exchange Commission (“SEC”).

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TELKONET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31,

(UNAUDITED)

	2020	2019
Revenues, net:
Product	$1,609,262	$2,586,669
Recurring	194,162	176,533
Total Net Revenue	1,803,424	2,763,202

Cost of Sales:
Product	966,603	1,690,598
Recurring	22,772	86,042
Total Cost of Sales	989,375	1,776,640

Gross Profit	814,049	986,562

Operating Expenses:
Research and development	369,243	486,626
Selling, general and administrative	1,070,610	1,323,049
Depreciation and amortization	14,795	16,931
Total Operating Expenses	1,454,648	1,826,606

Operating Loss	(640,599)	(840,044)

Other Expenses:
Interest expense, net	(8,680)	(5,560)
Total Other Expenses	(8,680)	(5,560)

Loss before Provision for Income Taxes	(649,279)	(845,604)
Income Taxes Provision	3,222	–
Net Loss Attributable to Common Stockholders	$(652,501)	$(845,604)

Net Loss per Common Share:

Basic – Net Loss Attributable to Common Stockholders	$(0.01)	$(0.01)

Diluted – Net Loss Attributable to Common Stockholders	$(0.01)	$(0.01)

Weighted Average Common Shares Outstanding used in Computing Basic Net Loss Per Share	135,990,491	134,793,211
Weighted Average Common Shares Outstanding used in Computing Diluted Net Loss Per Share	135,990,491	134,793,211

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RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31,

	2020	2019
Net loss	$(652,501)	$(845,604)
Interest expense, net	8,680	5,560
Income tax provision	3,222	–
Depreciation and amortization	14,795	16,931
EBITDA	(625,804)	(823,113)
Adjustments:
Stock-based compensation	1,815	1,815
Adjusted EBITDA	$(623,989)	$(821,298)

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